UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 6, 2015

(Date of earliest event reported)

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Brickell Avenue, 31st Floor Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

(305) 381-6999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

As previously disclosed, on November 8, 2012, WhiteHorse Finance, Inc. (the “Company”) entered into an unsecured term loan agreement (the “Term Loan Agreement”) with Citibank, N.A. (“Citi”), as the sole lead arranger and administrative agent, H.I.G. Bayside Loan Opportunity Fund II, L.P. (the “Guarantor”), as guarantor, and the lenders party thereto. On December 22, 2014, the Company entered into the Third Amendment to the Term Loan Agreement (the “Third Amendment”) with Citi, the Guarantor and the lenders party thereto to (i) reduce the annual interest rate on the loans outstanding under the Term Loan Agreement by 55 basis points, from LIBOR plus 2.2% to LIBOR plus 1.65% and (ii) extend the maturity date of the loans outstanding under the Term Loan Agreement by one year to July 3, 2016. The Third Amendment is effective as of January 6, 2015.

The Company’s investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of the Guarantor.

The description above is only a summary of the material provisions of the Third Amendment and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Third Amendment to Term Loan Agreement by and among Citibank, N.A., as administrative agent, H.I.G. Bayside Loan Opportunity Fund II, L.P., as guarantor, and the lenders named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2015	WHITEHORSE FINANCE, INC.

	By:	/s/ Gerhard Lombard
Gerhard Lombard
Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Term Loan Agreement by and among Citibank, N.A., as administrative agent, H.I.G. Bayside Loan Opportunity Fund II, L.P., as guarantor, and the lenders named therein